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                                             EXHIBIT 10(c)

  Relocation Loan Payback Agreement with Mr. James F. Duffy
  ---------------------------------------------------------

This agreement, dated May 23, 1994 is between St. Paul Fire and Marine Insurance Company (the "Company") and James F.
Duffy (the "Employee").

Whereas, the Employee has accepted a job transfer from St.
Paul, Minnesota to New York, New York which has a higher cost of living; and

Whereas the Company desires to assist the Employee in his transition to New York, New York by providing the Employee with an interest free relocation loan.

Now therefore, the parties hereto agree to the terms and conditions as follows:

1. The company shall provide a relocation loan, without interest, to the Employee in the amount of $325,000 and 00/100 Dollars ($325,000) (the "Loan Amount").

2.The Employee agrees to repay the loan in seven (7) equal installments according to the following schedule:

     February 1, 1995         Fifteen percent (15%) of the Loan Amount
     February 1, 1996         Fifteen percent (15%) of the Loan Amount
     February 1, 1997         Fifteen percent (15%) of the Loan Amount
     February 1, 1998         Fifteen percent (15%) of the Loan Amount
     February 1, 1999         Fifteen percent (15%) of the Loan Amount
     February 1, 2000         Fifteen percent (15%) of the Loan Amount
     February 1, 2001         Remainder of the outstanding balance

3.In the event of the nonpayment when due of any payment due under this Agreement and if such default continues for a period of thirty (30) days, then, at the option of the Company, any or all of the outstanding Loan Amount shall immediately become due and payable. The failure to assert this right shall not be deemed a waiver.

4.In the event the Employee voluntarily terminates his employment with the Company and its affiliated companies prior to the payment in full of the loan, then, at the option of the Company, the outstanding Loan Amount shall immediately become due and payable. The failure to assert this right shall not be deemed a waiver.

5.In the event of the Employee's involuntary termination from the Company or an affiliated company, then, at the option of the Company, the outstanding Loan Amount shall immediately become due and payable. The failure to assert this right shall not be deemed a waiver.

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6.This agreement shall be governed by and construed in
  accordance with the laws of the State of Minnesota.

     /s/ James F. Duffy                 July 11, 1994
     ------------------                 -------------
         James F. Duffy

Accepted by:
St. Paul Fire and Marine Insurance Company

     /s/ Greg Lee                       May 23, 1994
     ------------                       ------------
         Greg Lee
         Senior Vice President-Human Resources